Blackbaud, Inc. Announces Record Third Quarter 2004 Results

Charleston, S.C. (October 27, 2004) – Blackbaud (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced record financial results for its third quarter 2004.

For the quarter ended September 30, 2004, Blackbaud reported total revenue of $36.2 million, an increase of 19% compared with the third quarter of 2003. License revenue increased 19% to $6.2 million, services revenue increased 27% to $12.1 million, and maintenance and subscriptions revenue increased 15% to $17.0 million, over the comparable period.

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $12.7 million and $7.6 million, respectively, for the third quarter 2004 compared with $1.1 million and a loss of $0.1 million in the same period last year. Pro forma income from operations and net income, which exclude stock-based compensation expense, amortization of intangibles arising from business combinations, and costs associated with the Company’s recently completed IPO, were $11.0 million and $6.7 million, respectively, compared with $8.9 million and $4.7 million in the same period last year.

GAAP diluted earnings per share were $0.16 for the quarter ended September 30, 2004, compared with ($0.00) in the same period last year. Pro forma earnings per share were $0.15 for the quarter ended September 30, 2004, compared with $0.10 in the same period last year.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash from operations for the third quarter of 2004 was $17.0 million, and for the first nine months of 2004, cash from operations was $33.3 million, up 23% on a year-over-year basis. Blackbaud had cash and cash equivalents of $33.4 million at September 30, 2004.

“We are very pleased with our third quarter results. Our ‘new revenue,’ which we define as the combination of our software and services revenue, grew at 24% on a year-over-year basis. We believe this growth reflects the strength of Blackbaud’s competitive position and product portfolio, as well as the attractiveness of our market opportunity. We have the broadest and deepest solutions focused on solving the business challenges nonprofit organizations face, and we continue to execute well against our strategy to become the nonprofit industry’s one-stop-shop for software and services,” said Robert J. Sywolski, Chief Executive Officer of Blackbaud.

Timothy V. Williams, Chief Financial Officer of Blackbaud, added, “The September quarter was again better than our expectations from a software and services perspective. Our core solutions continue to grow and do very well, while we are excited about the growing acceptance of new solutions such as The Patron Edge™ and Blackbaud Analytics™. We feel good about the tone of our business.”

Conference Call Details
Blackbaud will host a conference call today, October 27, 2004, at 5:00 p.m. (EDT) to discuss the quarterly results and related matters. To access this call, dial 877-715-5321 (domestic) or 973-582-2785 (international). A replay of this conference call will be available through November 3, 2004, at 877-519-4471 (domestic) or 973-341-3080 (international). The replay password is 5259662. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on our Web site as well.

About Blackbaud, Inc.
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 12,500 organizations – including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the Mayo Foundation, the New York Philharmonic and United Way of America – use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge™, The Information Edge™, WealthPoint™ and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario, Glasgow, Scotland, and Sydney, Australia. For more information, visit www.blackbaud.com.

Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Patron Edge, The Information Edge, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: continued success in sales growth; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures
Blackbaud has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Company’s IPO (completed on July 22, 2004) and the expensing of stock option compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

BLACKBAUD, INC.
BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$33,382	$6,708
Accounts receivable, net of allowance of $1,531 and $1,222, respectively	16,921	14,518
Prepaid expenses and other current assets	3,049	2,713
Deferred tax asset, current portion	1,035	1,799

Total current assets	54,387	25,738
Property and equipment, net	6,354	6,621
Deferred tax asset	80,175	86,966
Goodwill	1,471	1,386
Deferred financing fees, net	161	156
Other assets	37	99

Total assets	$142,585	$120,966

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$2,362	$2,590
Current portion of long-term debt and capital lease obligations	81	142
Accrued expenses and other current liabilities	11,983	9,659
Deferred revenue	51,727	43,673

Total current liabilities	66,153	56,064
Long-term debt and capital lease obligations	—	5,044

Total liabilities	66,153	61,108

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 42,542,700 and 42,408,872 shares issued and outstanding in 2004 and 2003, respectively	43	41,613
Additional paid-in capital	38,056	—
Deferred compensation	(1,405)	(4,795)
Accumulated other comprehensive income	289	518
Retained earnings	39,449	22,522

Total stockholders’ equity	76,432	59,858

Total liabilities and stockholders’ equity	$142,585	$120,966

BLACKBAUD, INC.
STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenue
License fees	$6,244	$5,252	$18,614	$15,427
Services	12,062	9,515	32,678	25,888
Maintenance and subscriptions	16,956	14,782	48,886	43,271
Other revenue	921	795	2,849	2,906

Total revenue	36,183	30,344	103,027	87,492

Cost of revenue
Cost of license fees	1,053	653	2,733	2,110
Cost of services (of which ($1,211), $892, ($644) and $2,291 in the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003 respectively, was stock option compensation (benefit) expense)	4,795	5,255	15,988	15,347
Cost of maintenance and subscriptions (of which ($167), $135, ($105) and $344 in the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively, was stock option compensation (benefit) expense)	2,466	3,225	7,864	9,031
Cost of other revenue	802	843	2,577	2,556

Total cost of revenue	9,116	9,976	29,162	29,044

Gross profit	27,067	20,368	73,865	58,448

Sales and marketing	6,993	5,454	20,646	15,991
Research and development	4,541	4,302	13,245	11,506
General and administrative	3,181	2,690	9,093	8,042
Amortization	—	667	32	800
Costs of initial public offering	805	—	2,455	—
Stock option compensation	(1,138)	6,112	55	17,326

Total operating expenses	14,382	19,225	45,526	53,665

Income from operations	12,685	1,143	28,339	4,783
Interest income	79	22	133	70
Interest expense	(18)	(594)	(268)	(2,216)
Other (expense) income, net	(4)	(198)	342	(100)

Income before provision for income taxes	12,742	373	28,546	2,537
Income tax provision	5,155	425	11,619	2,886

Net income (loss)	$7,587	$(52)	$16,927	$(349)

Earnings (loss) per share
Basic	$0.18	$(0.00)	$0.40	$(0.01)
Diluted	$0.16	$(0.00)	$0.36	$(0.01)
Common shares and equivalents outstanding
Basic weighted average shares	42,536,961	42,408,873	42,480,059	42,391,299
Diluted weighted average shares	46,515,156	42,408,873	46,466,986	42,391,299
Summary of stock option compensation (benefit) expense
Cost of services	$(1,211)	$892	$(644)	$2,291
Cost of maintenance and subscription revenue	(168)	135	(106)	344

Total cost of revenue	(1,379)	1,027	(750)	2,635
Sales and marketing	(670)	490	(194)	1,201
Research and development	(833)	623	(517)	1,639
General and administrative	365	4,999	766	14,486

Total operating expense	(1,138)	6,112	55	17,326

Total stock option compensation (benefit) expense	$(2,517)	$7,139	$(695)	$19,961

BLACKBAUD, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months ended September 30,
	2004	2003
Cash flows from operating activities
Net income (loss)	$16,927	$(349)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	1,889	2,197
Amortization of intangibles	32	800
Stock option compensation	(695)	19,961
Amortization of deferred financing fees	156	702
Deferred taxes	7,555	283
Changes in assets and liabilities, net of acquisition Accounts receivable	(2,365)	(166)
Prepaid expenses and other assets	(267)	(1,165)
Accrued expenses and other current liabilities	2,240	1,493
Deferred revenue	8,040	4,302

Total adjustments	16,355	27,395

Net cash provided by operating activities	33,282	27,046

Cash flows from investing activities
Purchase of property and equipment	(1,616)	(1,837)
Purchase of net assets of acquired company	(97)	(894)

Net cash used in investing activities	(1,713)	(2,731)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(5,105)	(34,280)
Proceeds from exercise of stock options	642	233
Payment of deferred financing fees	(161)	—

Net cash used in financing activities	(4,624)	(34,047)

Effect of exchange rate on cash and cash equivalents	(271)	495

Net increase (decrease) in cash and cash equivalents	26,674	(9,237)
Cash and cash equivalents, beginning of year	6,708	18,703

Cash and cash equivalents, end of year	$33,382	$9,466

Noncash activities
Change in fair value of derivative instruments	$—	$332

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
GAAP revenue	$36,183	$30,344	$103,027	$87,492

GAAP gross margin	$27,067	$20,368	$73,865	$58,448

Pro forma adjustments:
Amortization of deferred stock compensation	(1,379)	1,027	(750)	2,635

Pro forma gross profit	$25,688	$21,395	$73,115	$61,083

Pro forma gross margin	71%	71%	71%	70%

GAAP income from operations	$12,685	$1,143	$28,339	$4,783
Pro forma adjustments:
Amortization of deferred stock compensation	(2,517)	7,139	(695)	19,961
Costs of initial public offering	805	—	2,455	—
Amortization of intangibles from business combinations	—	667	32	800

Total pro forma adjustments	(1,712)	7,806	1,792	20,761

Pro forma income from operations	$10,973	$8,949	$30,131	$25,544

Pro forma operating margin	30%	29%	29%	29%

GAAP net income (loss)	$7,587	$(52)	$16,927	$(349)
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	(1,712)	7,806	1,792	20,761
Tax impact related to pro forma adjustments	855	(3,044)	(211)	(8,097)

Pro forma net income	$6,730	$4,710	$18,508	$12,315

GAAP shares used in computing diluted income (loss) per share	46,515	42,409	46,467	42,391
Pro forma adjustments:
Incremental shares related to stock options	(612)	2,909	(655)	2,192

Shares used in computing pro forma earnings per diluted share	45,903	45,318	45,812	44,583

Pro forma earnings per diluted share	$0.15	$0.10	$0.40	$0.28

INVESTOR CONTACT:

Tim Dolan
Integrated Corporate Relations
203-682-8200

MEDIA CONTACT:
Megan McDonnell
Integrated Corporate Relations
203-682-8200

SOURCE: Blackbaud, Inc.